Sub-Item 77I: Terms of new or amended securities

At its September 22, 2014 Meeting of the Board of Trustees, the Board approved the creation of the Gotham Enhanced 500 Fund (the "Enhanced 500 Fund"), an additional series of FundVantage Trust (the "Trust"). The Enhanced 500 Fund consists of one class of shares: Institutional Class Shares. A description of the Enhanced 500 Fund's Institutional Class shares is contained in the Enhanced 500 Fund's Prospectus dated December 31, 2014, which was filed in the Enhanced 500 Fund's Rule 497 filing on December 31, 2014 and Statement of Additional Information dated December 31, 2014, which was filed in the Enhanced 500 Fund's Rule 497 filing on December 31, 2014.

At its December 16, 2014 Meeting of the Board of Trustees, the Board approved the creation of the Gotham Total Return Fund (the "Total Return Fund"), an additional series of FundVantage Trust (the "Trust"). The Total Return Fund consists of one class of shares: Institutional Class Shares. A description of the Total Return Fund's Institutional Class shares is contained in the Total Return Fund's Prospectus dated April 1, 2015, which was filed in the Total Return Fund's Rule 497 filing on April 1, 2015 and Statement of Additional Information dated April 1, 2015, which was filed in the Total Return Fund's Rule 497 filing on April 1, 2015.

The Board of Trustees approved the creation of the Gotham Index 500 Plus Fund, an additional series of FundVantage Trust (the "Trust") via a Unanimous Written Consent dated January 8, 2015. At its March 25, 2015 Meeting of the Board of Trustees, the Board approved the name change of the Gotham Index 500 Plus Fund to the Gotham Index Plus Fund (the "Index Plus Fund"). The Index Plus Fund consists of one class of shares: Institutional Class Shares. A description of the Index Plus Fund's Institutional Class shares is contained in the Index Plus Fund's Prospectus dated April 1, 2015, which was filed in the Index Plus Fund's Rule 497 filing on April 1, 2015 and Statement of Additional Information dated April 1, 2015, which was filed in the Index Plus Fund's Rule 497 filing on April 1, 2015.